Exhibit 99.1
JOINT FILING AGREEMENT AND POWER OF ATTORNEY
     This Joint Filing Agreement and Power of Attorney (“Agreement”) is dated as of August 10, 2006, among each of the persons named on the signature pages to this Agreement (collectively the “Joint Filers” and separately a “Joint Filer”).
     WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing and to appoint an attorney-in-fact to execute any such filing, including any amendment or supplement thereto.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree as follows:
     1. The Schedule 13D with respect to the Common Stock (herein so called), par value $0.01 per share, of Republic Companies Group, Inc. (to which this Agreement is an exhibit) is filed on behalf of each of the Joint Filers.
     2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.
     3. Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
     4. Each of the Joint Filers does hereby make, constitute, and appoint each of Randall S. Fojtasek, Jeff S. Fronterhouse, Patrick K. McGee, and Michael D. Salim (with full power of substitution and resubstitution in each such attorney-in-fact) as the true and lawful attorney-in-fact for such Joint Filer to execute and deliver in the name and on the behalf of such Joint Filer any and all filings (including without limitation a Schedule 13D, Schedule 13G, and any amendments or supplements thereto) required to be made by such Joint Filer under the Exchange Act solely with respect to shares of Common Stock that may be deemed to be beneficially owned by the Joint Filer under the Exchange Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Joint Filer might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Each attorney-in-fact may act alone and without the joinder of any other person or entity, and the action or signature of any one or more of the attorneys-in-fact shall suffice. This power of attorney granted to any given attorney-in-fact shall remain in full force and effect in respect of a Joint Filer until revoked in writing by such Joint Filer or until such time as the respective attorney-in-fact resigns as such or ceases (whether by death, resignation, or otherwise) to be an employee of Brazos Private Equity Partners, LLC or any of its affiliates.

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     5. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BRAZOS EQUITY FUND 2000, L.P.
By Brazos Investment Partners, LLC (general partner)

By	/s/ Michael D. Salim

Authorized Officer

BRAZOS INVESTMENT PARTNERS, LLC

By	/s/ Michael D. Salim

Authorized Officer

BRAZOS EQUITY FUND, L.P.
By Brazos Equity Fund GP, L.P. (general partner)
By Brazos GP Partners, LLC (general partner)

By	/s/ Michael D. Salim

Authorized Officer

BRAZOS EQUITY FUND I-B, L.P.
By Brazos Equity Fund GP, L.P. (general partner)
By Brazos GP Partners, LLC (general partner)

By	/s/ Michael D. Salim

Authorized Officer

BRAZOS EQUITY FUND GP, L.P.
By Brazos GP Partners, LLC (general partner)

By	/s/ Michael D. Salim

Authorized Officer

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BRAZOS GP PARTNERS, LLC

By	/s/ Michael D. Salim

Authorized Officer

/s/ Randall S. Fojtasek

Randall S. Fojtasek

/s/ Jeff S. Fronterhouse

Jeff S. Fronterhouse

/s/ Patrick K. McGee

Patrick K. McGee

/s/ Michael D. Salim

Michael D. Salim

Page 20 of 20 Pages